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                                                                     EXHIBIT 5.1

                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            200 East Randolph Drive
                            Chicago, Illinois 60601

To Call Writer Direct:                  312 861-2000                 Facsimile:
   312 861-2000                                                     312 861-2200


                               November 19, 1999


ChipPAC International Company Limited
ChipPAC, Inc.
ChipPAC (Barbados) Ltd.
ChipPAC Limited
ChipPAC Korea Company Ltd.
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary
     Limited Liability Company
3151 Coronado Drive
Santa Clara, California 95404


          Re:  ChipPAC International Company Limited
               ChipPAC, Inc.
               ChipPAC (Barbados) Ltd.
               ChipPAC Limited
               ChipPAC Korea Company Ltd.
               ChipPAC Luxembourg S.a.R.L.
               ChipPAC Liquidity Management Hungary
                    Limited Liability Company
               Registration Statement on Form S-4
               ----------------------------------

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to ChipPAC International Company Limited, a British Virgin Islands corporation (the "Issuer"), and ChipPAC, Inc., a California corporation, ChipPAC (Barbados) Ltd., a corporation formed under the laws of Barbados, ChipPAC Limited, a British Virgin Islands corporation, ChipPAC Korea Company Ltd., a company formed under the laws of the Republic of Korea, ChipPAC Luxembourg S.a.R.L., a company formed under the laws of Luxembourg, and ChipPAC Liquidity Management Hungary Limited Liability Company, a company formed under the laws of Hungary (collectively, the "Guarantors" and, together with the Issuer, the "Registrants") in connection with the proposed
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                               KIRKLAND & ELLIS


ChipPAC International Company Limited
ChipPAC, Inc.
ChipPAC (Barbados) Ltd.
ChipPAC Limited
ChipPAC Korea Company Ltd.
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary
     Limited Liability Company
November 19, 1999
Page 2


registration by the Issuer of up to $150,000,000 in aggregate principal amount of the Issuer's 12 3/4% Series B Senior Subordinated Notes Due 2009 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on November 19, 1999, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of July 29, 1999 (and as amended on August 5, 1999), by and among the Registrants and Firstar Bank of Minnesota, N.A., as Trustee, in exchange for and in replacement of the Issuer's outstanding 12 3/4% Senior Subordinated Notes Due 2009 (the "Old Notes"). We have been informed that $150,000,000 in aggregate principal amount of Old Notes was outstanding as of November 19, 1999.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) Amended and Restated Articles of Incorporation of ChipPAC, Inc., (ii) Amended and Restated Bylaws of ChipPAC, Inc., (iii) minutes, dated as of July 21, 1999, of the Board of Directors of ChipPAC, Inc. with respect to the issuance of the Exchange Notes and the Guarantees, (iv) the Registration Statement and (v) the Notes Registration Rights Agreement, dated as of July 29, 1999, by and among the Registrants, Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than ChipPAC, Inc. and the due authorization, execution and delivery of all documents, including the
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                               KIRKLAND & ELLIS


ChipPAC International Company Limited
ChipPAC, Inc.
ChipPAC (Barbados) Ltd.
ChipPAC Limited
ChipPAC Korea Company Ltd.
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary
     Limited Liability Company
November 19, 1999
Page 3


Exchange Notes, the Indenture and Guarantees, by the parties thereto other than ChipPAC, Inc. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the internal laws of the States of New York and California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Old Notes, the Exchange Notes and the Guarantees will be validly issued and will be legal and binding obligations of the Registrants.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
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                               KIRKLAND & ELLIS


ChipPAC International Company Limited
ChipPAC, Inc.
ChipPAC (Barbados) Ltd.
ChipPAC Limited
ChipPAC Korea Company Ltd.
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary
     Limited Liability Company
November 19, 1999
Page 4


     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or California or the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                              Sincerely,

                              /s/ Kirkland & Ellis

                              Kirkland & Ellis